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                                                                    EXHIBIT 23.3

                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report included in this registration statement.


                                        /s/Arthur Andersen LLP

Washington, D.C.,
  March 13, 1996